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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to a) the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in Amendment No. 1 to the Registration Statement (Form S-2) and related Prospectus of United Stationers Inc. (the "Company") for the registration of 4,600,000 shares of its common stock and b) the use therein and the incorporation by reference therein of our reports dated January 28, 1997, with respect to the consolidated financial statements and schedule of the Company as of and for each of the years ended December 31, 1995 and 1996, and dated June 27, 1995, with respect to the consolidated financial statements and schedule of United Stationers Inc. (prior to its merger with Associated Holdings, Inc.) for the seven months ended March 30, 1995, which are included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Chicago, Illinois
September 30, 1997